REQUIRED MINIMUM DISTRIBUTIONS ADDENDUM

Model Amendments for the 2001 Proposed Regulations and the 2002 Final Regulations Under Code Section 401(a)(9)

This Required Minimum Distributions Addendum amends the required minimum distribution provisions of the Basic Plan Document as provided for by the 2001 Proposed Regulations and as required by the 2002 Final Regulations under Code Section 401(a)(9). In addition, the Addendum documents the choices made by a Plan while transitioning to the 2002 Final Regulations.

Read the instructions in Sections I. - IV. of this Addendum to determine which sections you need to complete. Even if you do not complete Sections I. - IV., read the 2002 Final Regulations Plan Amendment which appears at the end of this Addendum and sign the Addendum, where indicated, to adopt this amendment.

Preamble

1. Adoption of amendment. The provisions in Section I. of this Addendum, if applicable to the Plan, must be adopted by the later of December 31, 2002, or the end of the Plan's GUST remedial amendment period. The provisions in the remainder of the Addendum must be adopted no later than the last day of the first Plan Year beginning on or after January 1, 2003.

2. Inconsistent provisions. This Addendum shall supersede the provisions of the Basic Plan Document and the Adoption Agreement to the extent those provisions are inconsistent with the provisions of this Addendum.
Section I. - The 2001 Proposed Regulations

Complete this Section I. if any required minimum distributions for the 2001 calendar year were determined by the Plan based on the 2001 Proposed Regulations. Do not complete Section I. if the Plan used the 1987 Proposed Regulations to determine all minimum distributions for 2001. In addition, do not complete Section I. if your Plan's Original Effective Date is on or after January 1, 2002, or if the Plan has already been amended for GUST.

Explanation: In 2001, the IRS issued revised proposed regulations under Code Section 401(a)(9), relating to required minimum distributions from retirement plans (the "2001 Proposed Regulations"). Under the terms of this Plan, required minimum distributions for calendar year 2002 will be determined in accordance with the 2001 Proposed Regulations. The following model amendment shall apply:

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

However, in determining required minimum distributions for the 2001 calendar year, a Plan may have relied on either the regulations under Code Section  401(a)(9) that were proposed in 1987 (the "1987 Proposed Regulations") or the 2001 Proposed Regulations. If the Plan determined minimum distributions based on the 2001 Proposed Regulations for the 2001 calendar year, specify whether it did so ... [check one if applicable]: [NOTE: Do not complete this Section I. if you are completing this Addendum following the close of the Plan's GUST remedial amendment period, if the Plan's Original Effective Date is on or after January 1, 2002, or if the Plan determined all 2001 minimum distributions under the 1987 Proposed Regulations.]

a. For the entire 2001 calendar year (in which case January 1, 2001 is substituted for January 1, 2002 in the model amendment above, as it applies to your Plan); or

b. For only part of the 2001 calendar year. Specify the date during the 2001 calendar year as of which you began to apply the 2001 Proposed Regulations: _______________________ [month, day, year].

If you selected this option, the following model amendment applies to your Plan:

With respect to distributions under the Plan made on or after [RMD EFFECTIVE DATE] for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution re-

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quirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to _____[RMD EFFECTIVE DATE] are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to _____[RMD EFFECTIVE DATE] are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

Section II. - The 2002 Final Regulations

Complete this Section II. if the Plan began calculating required minimum distributions under the 2002 Final Regulations for the 2002 calendar year.

Explanation: In accordance with Section I. of this Addendum, required minimum distributions for the 2002 calendar year are determined based on the 2001 Proposed Regulations. However, in 2002, the IRS issued final regulations under Code Section 401(a)(9) (the "2002 Final Regulations") which will be effective for the Plan on January 1, 2003, or the Plan's Original Effective Date, if later. In addition, a Plan may elect to apply the 2002 Final Regulations to required minimum distributions it made for 2002. If the Plan determined distributions for 2002 under the 2002 Final Regulations, you must complete the following election and contact Scudder Trust Company immediately to insure that payments for 2002 are processed correctly.

Election 1: If the Plan determined minimum distributions for all or part of the 2002 calendar year based on the 2002 Final Regulations, check the box below and specify the date as of which the Plan began operating under the 2002 Final Regulations ... [check if applicable]:

a. The Plan determined required minimum distributions for the 2002 calendar year based on the 2002 Final Regulations, beginning with minimum distributions made on or after ______________ [month, day, year], and the 2001 Proposed Regulations applied to any minimum distributions for the 2002 calendar year made prior to that date.
Section III. - Elections Under the 2002 Final Regulations

Complete this Section III. if the Plan will modify the default rules for calculating required minimum distributions which apply under the 2002 Final Regulations.

Explanation: The following elections must be completed if the Plan wishes to modify the default requirements in sections 2.2 and 4.2 of the 2002 Final Regulations Plan Amendment at the end of this Addendum. The default rules under the 2002 Final Regulations require that if the Participant has a designated Beneficiary, distributions will be made in accordance with the life expectancy rules in Code Section 401(a)(9)(B)(iii) and (iv) and if the Participant does not have a designated Beneficiary, distributions will be made in accordance with the 5-year rule in Code Section 401(a)(9)(B)(ii).

Election 2: A Plan may elect to modify the default requirements to apply the 5-year rule in Code Section 401(a)(9)(B)(ii) to all distributions, even if the Participant has a designated Beneficiary. Alternatively, the Plan may elect to apply the 5-year rule only to certain distributions to a designated Beneficiary, as described below.

Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries ... [check if applicable]:

a. [X]  If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in section 2.2 of the following amendment, but the Participant's entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving Spouse is the Participant's sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this election will apply as if the surviving Spouse were the Participant. This election will apply to ... (C) 2001, Faegre & Benson LLP Scudder Required Minimum Distributions Addendum
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[check one]:

1. [X] All distributions.

2. [  ] The following distributions: _________________ [complete].
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Election 3: Alternatively, a Plan may permit Participants or Beneficiaries to elect, on an individual basis, whether the 5-year rule in Code Section 401(a)(9)(B)(ii) or the life expectancy rule in Code Section 401(a)(9)(B)(iii) and (iv) applies to distributions after the death of a Participant who has a designated Beneficiary.

Election to Allow Participants or Beneficiaries to Elect 5-Year Rule ... [check if applicable]:

a. [ ] Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in sections 2.2 and 4.2 of the following amendment applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under section 2.2 of the following amendment, or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving Spouse's) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with sections 2.2 and 4.2 of the following amendment and, if applicable, the elections in Election 2 above.

Election 4: As a result of the default rules under the 1987 Proposed Regulations, some beneficiaries did not commence distributions under the life expectancy rules. A Plan may allow a designated Beneficiary who is subject to the 5-year rule under the 1987 Proposed Regulations to switch to the life expectancy rule.

Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions ... [check if applicable]:

a. [ ] A designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

Section IV. - Installment Payments under the 2002 Final Regulations

Complete this Section IV. if the Plan allows for distributions in the form of installment payments and wishes to continue determining installments based on the life expectancy tables contained in Treas. Reg. Section 1.72-9, instead of moving to the life expectancy tables in the 2002 Final Regulations.

Explanation: Under the terms of this Plan, a Plan that allows for distributions in the form of installments will determine future installment payments by using the life expectancy tables contained in the 2002 Final Regulations instead of the tables contained in Treas. Reg. Section 1.72-9. The new tables will be applied to both former employees currently receiving installment payments and to employees who begin installment payments in the future. However, a Plan may elect to continue using the life expectancy tables in Treas. Reg. Section 1.72-9 for all such installments.

Election 5: Will the Plan continue to use the life expectancy tables contained in Treas. Reg. Section 1.72-9 to determine installment payments? ... [check if applicable]:

a. [X] Yes.

[NOTE: Unless a. is checked above, the Plan will begin determining installments under the 2002 Final Regulation life expectancy tables as of the date that the Plan otherwise begins determining minimum distributions under the 2002 Final Regulations.]
2002 Final Regulations Plan Amendment

Section 1 - General Rules.

1.1. Effective Date. Unless an earlier effective date is specified above, the provisions of this amendment will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2. Coordination with Minimum Distribution Requirements Previously in Effect. If the provisions above specify an effective date of this amendment that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this amendment will be determined as follows: If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this amendment equals or exceeds the required minimum distributions determined under this amendment, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under

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the Plan made to the distributee prior to the effective date of this amendment is less than the amount determined under this amendment, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this amendment.

1.3. Precedence. The requirements of this amendment will take precedence over any inconsistent provisions of the Basic Plan Document and the Adoption Agreement.

1.4. Requirements of Treasury Regulations Incorporated. All distributions required under this amendment will be determined and made in accordance with the Treasury regulations under Code Section  401(a)(9).

1.5. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this amendment, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

Section 2 - Time and Manner of Distribution.

2.1. Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant's surviving Spouse is the Participant's sole designated Beneficiary, then, except as provided in Election 2 or 3 above, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b) If the Participant's surviving Spouse is not the Participant's sole designated Beneficiary, then, except as provided in Election 2 or 3 above, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(d) If the Participant's surviving Spouse is the Participant's sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving Spouse were the Participant.

For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the Participant's Required Beginning Date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3. Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this amendment. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

Section 3 - Required Minimum Distributions During Participant's Lifetime.

3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

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(b) if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distribution calendar year.

3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death

Section 4 - Required Minimum Distributions After Participant's Death.

4.1. Death On or After Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant's surviving Spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For distribution calendar years after the year of the surviving Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

(3) If the Participant's surviving Spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2. Death Before Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. Except as provided in Election 2 or 3 above, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in section 4.1.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under section 2.2(a), this section 4.2 will apply as if the surviving Spouse were the Participant.

Section 5 - Definitions. As used in this Addendum, the following terms shall have the following meanings:

5.1. Designated Beneficiary. The individual who is designated as the Beneficiary under Plan Article XIII and is the designated Beneficiary under Code Section 401(a)(9) and Treas. Reg. Section 1.401(a)(9)-1, Q&A-4.

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5.2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

5.3. Life expectancy. Life expectancy as computed by use of the Single Life Table in Treas. Reg. Section 1.401(a)(9)-9.

5.4. Participant's Account balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5. Required Beginning Date. The date specified in Plan section 2.62.

Section 6 - Use of New Life Expectancy Tables to Determine Periodic Payments.

6.1. Life expectancy. Unless available and selected in Election 5, installment payments under the Plan will be determined using the life expectancy tables in Treas. Reg. Section 1.401(a)(9)-9 and not the life expectancy tables under Treas. Reg. Section 1.72-9, notwithstanding any provisions of the Basic Plan Document or the Adoption Agreement to the contrary. This provision will be effective as of the date that the Plan began operating in accordance with the 2002 Final Regulations under Code Section 401(a)(9).

Lead Employer Signature

IN WITNESS WHEREOF, the Lead Employer has caused this Required Minimum Distributions Addendum to be adopted effective as of the date specified below.

You should consult with an attorney or other independent qualified advisor as to the legal and tax effect of adopting this Addendum.

Date Signed:	Lead Employer: Southwestern Energy Company. Name of Plan: Southwestern Energy Company 401(k) Savings Plan. By: Name [print]: Its [title]:

M1:784854.03

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